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                                                                    Exhibit 99.1

                          [LETTERHEAD OF WIT CAPITAL]

CONTACTS:
            Citigate Dewe Rogerson            Wit Capital Group, Inc.
            Robin Weinberg                    Jennifer DiClerico
            (212) 419-4284                    (212) 253-4481




               WIT CAPITAL COMPLETES SOUNDVIEW TECHNOLOGY MERGER;

             EXPECTS TO TRIPLE SHARES AVAILABLE FOR ONLINE CUSTOMERS



January 27, 2000 - (New York) -- Wit Capital Group, Inc. (NASDAQ: WITC), parent company of the pioneering online investment banking firm Wit Capital Corporation, today announced that it has completed its merger with SoundView Technology Group Inc., the Stamford-based private investment banking firm recognized for its expertise in the technology sector.

"With this merger we have created a company which will be considered a powerhouse in the Internet and technology space," said Ron Readmond, co-CEO of Wit Capital. "By combining our industry knowledge with our innovative capital raising ideas, we are able to connect investors and issuers into a more meaningful and long-lasting relationship. Our financial performance to date has proven the viability of our model. We have increased our revenues from $2 million in 1998 to $49 million in 1999, and now expect to surpass $200 million in 2000.

"The addition of the SoundView team will enable us to demonstrate the scalability of our business model, as we continue to expand the products and services we offer to our clients and customer base. The first thing our individual investors can expect to see is even more IPO shares being available for distribution through our channel. In fact, what differentiates us among Internet investment banks is our ability to supply an increasing number of shares for our online customers." In 1999, Wit Capital co-managed 57 public offerings and participated in the syndicate group of an additional 71, for a total of 128.

On completion of the transaction, the combined company will have over 100 investment banking and equity research professionals focused exclusively on the Internet and technology sectors. Mark Loehr, head of investment banking, commented, "The real importance of this transaction is the exponential impact it has on our ability to garner new underwriting business and generate revenues, which in turn positions us to expand current operations. Since we first announced the transaction last November, we have seen increasing interest from issuers and are currently experiencing the strongest backlog of deals we have seen to date. I am confident that this trend will continue."


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SoundView President and CEO Russ Crabs, who will take a seat on Wit Capital's
Board of Directors, said, "The synergies this combination brings to the table are excellent. We believe the combined platform will allow us to provide additional innovative products to both our institutional and individual investors, which will benefit both our clients and shareholders."


ABOUT SOUNDVIEW TECHNOLOGY GROUP

SoundView is a private investment banking firm with an exclusive focus on technology. Originally founded in 1979 as part of Gartner Group, a leading market information technology research and consulting firm, SoundView was spun off in 1985 and is currently employee owned. SoundView offers a range of services in the technology sector including investment banking, research and trading. The firm has 170 employees, with offices in Stamford, Connecticut and San Francisco.

ABOUT WIT CAPITAL GROUP, INC.

Wit Capital Group, Inc. and its broker dealer subsidiary, Wit Capital Corporation, were founded in New York in 1996 to create the first online investment banking firm. Wit Capital Group, Inc. went public in June, 1999. With offices in New York and San Francisco, Wit Capital Corporation is an issuer-driven Internet investment banking firm that offers an array of investment banking services, including underwriting for public offerings, private equity services, strategic advisory, and institutional quality research.

Wit Capital Corporation also offers individual investors online brokerage services that include access to IPOs and other securities offerings that in the past have only been available to institutions and wealthy individuals.

Wit Capital Corporation is a registered broker-dealer and a member of NASD and SIPC. Wit Capital Group, Inc. is listed on NASDAQ under the symbol "WITC." For more information, please visit the Company's web site at http://www.witcapital.com.

CERTAIN STATEMENTS IN THIS NEWS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS, WHICH INCLUDE ALL OF THE STATEMENTS RELATING TO OUR PROPOSED MERGER WITH SOUNDVIEW TECHNOLOGY GROUP, INC INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, OR THOSE OF THE INDUSTRY IN WHICH WE OPERATE, TO BE MATERIALLY DIFFERENT FROM ANY EXPECTED FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE ECONOMIC FACTORS THAT AFFECT THE MARKET FOR CAPITAL RAISING, INCLUDING INITIAL PUBLIC OFFERINGS AND THOSE FACTORS DISCUSSED IN THE REGISTRATION STATEMENT OF OUR INITIAL PUBLIC OFFERING OF COMMON STOCK, THE PROXY AND REGISTRATION STATEMENT RELATING TO THE PROPOSED MERGER WITH SOUNDVIEW AND PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES & EXCHANGE COMMISSION.

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